Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

FLOWCO HOLDINGS INC.

FIRST: The name of the corporation is Flowco Holdings Inc. (the “Corporation”).

SECOND: The address of the Corporation’s registered office in the State of Delaware is 1675 South State Street, Suite B, County of Kent, City of Dover, Delaware 19901. The name of its registered agent at such address is Capitol Services, Inc.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”). The Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.

FOURTH: The total number of shares of all classes of stock that the Corporation shall have authority to issue is 1,000 shares of common stock, par value of one cent ($0.01) per share.

FIFTH: Each holder of shares of common stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and to cast one vote for each outstanding share of common stock so held upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders.

SIXTH: The name and mailing address of the incorporator are L.M. Wilson, Sidley Austin LLP, 1000 Louisiana Street, Suite 5900, Houston, Texas 77002.

SEVENTH: In furtherance of, and not in limitation of, the powers conferred by the DGCL, the Board of Directors of the Corporation is expressly authorized and empowered to adopt, amend or repeal the bylaws of the Corporation or adopt new bylaws without any action on part of the stockholders; provided that any bylaw adopted or amended by the Board of Directors of the Corporation, and any powers thereby conferred, may be amended, altered or repealed by the stockholders.

EIGHTH: The number of directors of the Corporation shall be as specified in, or determined in the manner provided in, the bylaws of the Corporation. Unless and except to the extent that the bylaws of the Corporation so provide, the election of directors need not be by written ballot.

NINTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation.

TENTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as it now exists. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the preceding sentence, a director of the Corporation shall not be liable to the fullest extent permitted by any amendment to the DGCL hereafter enacted that further limits the liability of a director. Any amendment, repeal or modification of this Article TENTH shall be prospective only and shall not affect any limitation on liability of a director for acts or omissions occurring prior to the date of such amendment, repeal or modification.

ELEVENTH: The Corporation reserves the right at any time, and from time to time, to amend, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of any nature conferred upon directors, stockholders or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article ELEVENTH.

[Signature Page Follows]

I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the DGCL, do make this Certificate of Incorporation, hereby declaring that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand this 25th day of July, 2024.

/s/ L. M. Wilson
L.M. Wilson